Exhibit 99.1

Blackbaud, Inc. Announces Fourth Quarter and Fiscal Year 2007 Results and First Quarter 2008 Dividend

CHARLESTON, S.C. – February 7, 2008 – Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its fourth quarter and fiscal year ended December 31, 2007.

Marc Chardon, Chief Executive Officer of Blackbaud, stated, “We were quite pleased with the Company’s financial performance in the fourth quarter and full year 2007, both of which were above the high end of our expectations. Even more importantly, the company made significant progress against each of its long-term, strategic growth initiatives.”

Chardon added, “Our first Enterprise CRM customer recently went into live production, and we were pleased to add three new, Enterprise CRM customers during the fourth quarter. In addition, we recently created a dedicated Internet Business Unit to increase our focus on a significant growth opportunity. NetCommunity continues to be our highest growth solution outside of Enterprise CRM, and we recently won our first customer for the soon-to-be released version that runs without the Raiser’s Edge. Combined with continued momentum from our recent acquisitions—the Target Companies and eTapestry—we feel very good about where we stand relative to our strategic growth objectives as we enter 2008.”

For the quarter ended December 31, 2007, Blackbaud reported total revenue of $70.0 million, an increase of 42% compared with the fourth quarter of 2006. License revenue increased 21% to $9.9 million, subscriptions increased 160% to $8.0 million, services revenue increased 65% to $24.5 million, and maintenance revenue increased 18% to $25.0 million, all compared with the same period in 2006.

Blackbaud’s income from operations and net income, determined in accordance with generally accepted accounting principles (“GAAP”), were $14.2 million and $9.0 million, respectively, for the fourth quarter of 2007. This compares to GAAP income from operations of $12.2 million and net income of $8.5 million in the same period last year. GAAP diluted earnings per share were $0.20 for the quarter ended December 31, 2007, compared with $0.19 in the same period last year.

For the quarter ended December 31, 2007, non-GAAP income from operations, which excludes stock-based compensation expense and amortization of intangibles arising from business combinations, was $17.3 million, an increase from $13.9 million in the same period last year and representing a non-GAAP operating margin of 25%. Non-GAAP net income was $10.5 million for the quarter ended December 31, 2007, an increase from $8.9 million in the same period last year. Non-GAAP diluted earnings per share were $0.23 for the quarter ended December 31, 2007, an increase of 15% over the same period last year.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Timothy V. Williams, Chief Financial Officer of Blackbaud, stated, “We are pleased with the Company’s strong growth and increasing portion of the business that is coming from recurring revenue sources. During the fourth quarter, the Company’s license revenue growth was at its highest level in nearly three years, while the percentage of revenue coming from subscriptions increased to 11% of total revenue, up from 9% in the first quarter of the year. At the same time, three of the four large Enterprise CRM deals that we have signed to this point have terms that call for revenue recognition to be spread over time.”

Williams added, “In 2007, we acquired both the Target Companies and eTapestry to significantly expand our market opportunity and domain expertise. Although we used debt facilities to assist us in financing both acquisitions, by year-end we had no debt outstanding, a testament to our continuing strong cash flow.”

Full Year 2007 Results

For the year ended December 31, 2007, Blackbaud reported total revenue of $257.0 million, an increase of 34% compared with 2006. License revenue increased 16% to $37.6 million, subscriptions increased 139% to $25.4 million, services revenue increased 49% to $91.4 million, and maintenance increased 17% to $94.6 million, all compared with the full year 2006.

Blackbaud’s GAAP income from operations and net income were $52.4 million and $31.7 million, respectively, for the full year 2007. This compares to income from operations of $47.1 million and net income of $30.2 million in 2006. GAAP diluted earnings per share were $0.71 for the year ended December 31, 2007, compared with $0.68 in the same period last year.

For the year ended December 31, 2007, non-GAAP income from operations, which excludes stock-based compensation expense and amortization of intangibles arising from business combinations, was $62.8 million, an increase of 14% compared with the full year 2006. Non-GAAP net income was $37.8 million for the year ended December 31, 2007, leading to non-GAAP diluted earnings per share of $0.84. This compares to non-GAAP net income of $34.5 million and diluted earnings per share of $0.77 in the full year 2006.

First Quarter 2008 Dividend

Blackbaud announced today that its Board of Directors has approved an increase in its annual dividend from $0.34 to $0.40 per share and declared a first quarter dividend of $0.10 per share payable on March 14, 2008 to stockholders of record on February 28, 2008.

Conference Call Details

Blackbaud will host a conference call today, February 7, 2008, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results, operations and related matters. To access this call, dial 888-215-7027 (domestic) or 913-312-0397(international). A replay of this conference call will be available through February 15, 2008, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 5847698. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site, and a replay will be archived on the Web site as well.

About Blackbaud

Blackbaud is the leading global provider of software and services designed specifically for nonprofit organizations, enabling them to improve operational efficiency, build strong relationships, and raise more money to support their missions. Approximately 19,000 organizations — including the American Red Cross, Dartmouth College, the WGBH Educational Foundation, Episcopal High School, Lincoln Center, Cancer Research UK, Special Olympics, and Arthritis Foundation — use one or more of Blackbaud products and services for fundraising, constituent relationship management, financial management, direct marketing, school administration, ticketing, business intelligence, website management, prospect research, consulting, and analytics. Since 1981, Blackbaud’s sole focus and expertise has been partnering with nonprofits and providing them the solutions they need to make a difference in their local communities and worldwide. Headquartered in the United States, Blackbaud also has operations in Canada, the United Kingdom, and Australia. For more information, visit www.blackbaud.com.

All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of recently acquired companies and other risks associated with acquisitions; risk associated with successful implementation of multiple integrated software products; lengthy sales and implementation cycles, particularly in larger organizations; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at http:www.sec.gov or upon request from Blackbaud’s investor relations department.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross profit, non-GAAP operating income and margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense and costs associated with amortization of intangibles arising from business combinations.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Investor Contact:

Tim Dolan

ICR

timothy.dolan@icrinc.com

617-956-6727

Media Contact:

Melanie Milonas

Blackbaud, Inc.

melanie.milonas@blackbaud.com

843-216-6200 x3307

SOURCE: Blackbaud, Inc.

Blackbaud, Inc.

Consolidated balance sheets

(Unaudited)

(in thousands, except share amounts)	December 31, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$14,775	$67,783
Cash, restricted	—	518
Accounts receivable, net of allowance of $1,935 and $1,268 at December 31, 2007 and 2006, respectively	44,689	29,505
Prepaid expenses and other current assets	11,279	8,507
Deferred tax asset, current portion	3,553	5,318

Total current assets	74,296	111,631
Property and equipment, net	16,962	10,524
Deferred tax asset	50,419	62,302
Goodwill	58,275	2,518
Intangible assets, net	37,272	7,986
Other assets	470	48

Total assets	$237,694	$195,009

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$5,802	$5,863
Accrued expenses and other current liabilities	20,575	16,047
Deferred acquisition costs, current portion	—	518
Capital lease obligations, current portion	513	—
Deferred revenue	93,106	75,078

Total current liabilities	119,996	97,506
Deferred acquisition costs, noncurrent	—	271
Capital lease obligations, noncurrent	586	—
Deferred revenue, noncurrent	2,994	1,874
Other noncurrent liabilities	1,015	—

Total liabilities	124,591	99,651

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value; 180,000,000 shares authorized, 50,450,675 and 49,205,522 shares issued at December 31, 2007 and 2006, respectively	50	49
Additional paid-in capital	105,687	88,409
Deferred compensation
Treasury stock, at cost; 5,431,852 and 4,743,895 shares at December 31, 2007 and 2006, respectively	(85,487)	(69,630)
Accumulated other comprehensive income	137	232
Retained earnings	92,716	76,298

Total stockholders’ equity	113,103	95,358

Total liabilities and stockholders’ equity	$237,694	$195,009

Blackbaud, Inc.

Consolidated statements of operations

(Unaudited)

	Three months ended December 31,		Years ended December 31,
(in thousands, except share and per share amounts)	2007	2006	2007	2006
Revenue
License fees	$9,923	$8,219	$37,569	$32,500
Services	24,503	14,819	91,376	61,242
Maintenance	24,987	21,145	94,602	80,893
Subscriptions	7,994	3,071	25,389	10,605
Other revenue	2,606	2,149	8,102	6,140

Total revenue	70,013	49,403	257,038	191,380

Cost of revenue
Cost of license fees	891	566	2,870	2,260
Cost of services	14,603	8,818	54,908	33,717
Cost of maintenance	4,582	3,295	17,119	13,225
Cost of subscriptions	3,465	585	10,306	2,360
Cost of other revenue	2,402	1,958	7,274	5,709

Total cost of revenue	25,943	15,222	92,477	57,271

Gross profit	44,070	34,181	164,561	134,109

Operating expenses
Sales and marketing	15,238	11,333	56,994	41,405
Research and development	7,519	5,466	28,525	23,118
General and administrative	6,972	4,953	26,144	21,757
Amortization	166	190	491	699

Total operating expenses	29,895	21,942	112,154	86,979

Income from operations	14,175	12,239	52,407	47,130
Interest income	131	719	813	1,584
Interest expense	(98)	(12)	(1,164)	(48)
Other (expense), net	(83)	(42)	(503)	(238)

Income before provision for income taxes	14,125	12,904	51,553	48,428
Income tax provision	5,168	4,395	19,829	18,275

Net income	$8,957	$8,509	$31,724	$30,153

Earnings per share
Basic	$0.20	$0.19	$0.73	$0.70
Diluted	$0.20	$0.19	$0.71	$0.68
Common shares and equivalents outstanding
Basic weighted average shares	43,899,634	43,728,144	43,619,158	43,320,096
Diluted weighted average shares	44,813,282	44,898,635	44,595,483	44,668,476
Dividends per share	$0.085	$0.070	$0.340	$0.280

Blackbaud, Inc.

Consolidated statements of cash flows

(Unaudited)

	Years ended December 31,
(in thousands)	2007	2006
Cash flows from operating activities
Net income	$31,724	$30,153
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,149	3,709
Provision for doubtful accounts and sales returns	2,042	1,673
Stock-based compensation expense	6,934	7,400
Excess tax benefit on exercise of stock options	(4,931)	(6,041)
Deferred taxes	12,491	11,941
Other non-cash adjustments	65	48
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(9,748)	(5,235)
Prepaid expenses and other assets	(2,005)	266
Trade accounts payable	(830)	1,147
Accrued expenses and other current liabilities	6,079	6,135
Deferred revenue	12,897	11,759

Net cash provided by operating activities	62,867	62,955

Cash flows from investing activities
Purchase of property and equipment	(8,123)	(4,654)
Purchase of net assets of acquired companies	(84,405)	(6,146)

Net cash used in investing activities	(92,528)	(10,800)

Cash flows from financing activities
Proceeds from issuance of debt	48,000	—
Proceeds from exercise of stock options	5,451	7,883
Excess tax benefit on exercise of stock options	4,931	6,041
Payments on debt	(49,934)	—
Payments of deferred financing fees	(418)	—
Payments on capital lease obligations	(477)	—
Purchase of treasury stock	(15,857)	(8,728)
Dividend payments to stockholders	(15,074)	(12,283)

Net cash used in financing activities	(23,378)	(7,087)

Effect of exchange rate on cash and cash equivalents	31	32

Net (decrease) increase in cash and cash equivalents	(53,008)	45,100
Cash and cash equivalents, beginning of period	67,783	22,683

Cash and cash equivalents, end of period	$14,775	$67,783

Blackbaud, Inc.

Reconciliation of GAAP to Non-GAAP financial measures

(Unaudited)

(In thousands, except per share amounts)

	Three months ended December 31,		Years ended December 31,
	2007	2006	2007	2006
GAAP revenue	$70,013	$49,403	$257,038	$191,380

GAAP gross profit	$44,070	$34,181	$164,561	$134,109

Non-GAAP adjustments:
Add back: Stock-based compensation expense (see table below)	402	168	1,135	667
Add back: Amortization of intangibles from business combinations (see table below)	898	—	2,945	—

Non-GAAP gross profit	$45,370	$34,349	$168,641	$134,776

Non-GAAP gross margin	65%	70%	66%	70%

GAAP income from operations	$14,175	$12,239	$52,407	$47,130
Non-GAAP adjustments:
Add back: Stock-based compensation expense (see table below)	2,066	1,500	6,934	7,400
Add back: Amortization of intangibles from business combinations (see table below)	1,064	190	3,436	699

Total Non-GAAP adjustments	3,130	1,690	10,370	8,099

Non-GAAP income from operations	$17,305	$13,929	$62,777	$55,229

Non-GAAP operating margin	25%	28%	24%	29%

GAAP net income	$8,957	$8,509	$31,724	$30,153
Non-GAAP adjustments:
Add back: Total Non-GAAP adjustments affecting income from operations	3,130	1,690	10,370	8,099
Add back: Tax impact related to Non-GAAP adjustments	(1,561)	(1,297)	(4,321)	(3,771)

Non-GAAP net income	$10,526	$8,902	$37,773	$34,481

GAAP shares used in computing diluted earnings per share	44,813	44,899	44,595	44,668
Non-GAAP adjustments:
Add back: Incremental shares related to dilutive securities	403	362	381	330

Shares used in computing Non-GAAP diluted earnings per share	45,216	45,261	44,976	44,998

Non-GAAP diluted earnings per share	$0.23	$0.20	$0.84	$0.77

Detail of Non-GAAP adjustments:
Stock-based compensation expense:
Cost of revenue
Cost of services	$101	$129	$627	$531
Cost of maintenance	83	33	234	117
Cost of subscriptions	218	6	274	19

Subtotal	402	168	1,135	667
Operating expenses
Sales and marketing	287	180	831	813
Research and development	424	184	1,219	746
General and administrative	953	968	3,749	5,174

Subtotal	1,664	1,332	5,799	6,733

Total stock-based compensation expense	$2,066	$1,500	$6,934	$7,400

Amortization of intangibles from business combinations:
Cost of revenue
Cost of license fees	$43	$—	$153	$—
Cost of services	327	—	1,178	—
Cost of maintenance	115	—	406	—
Cost of subscriptions	382	—	1,112	—
Cost of other revenue	31	—	96	—

Subtotal	898	—	2,945	—

Operating expenses	166	190	491	699

Total amortization of intangibles from business combinations	$1,064	$190	$3,436	$699